QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Cubist Contacts: Cubist Pharmaceuticals, Inc. Jennifer LaVin (781) 860-8362 jennifer.lavin@cubist.com Euro RSCG Life NRP Emily Poe — financial media (212) 845-4266 emily.poe@eurorscg.com	Chiron Contact: Chiron Corporation Corporate Communications & Investor Relations Investor Relations contact: 510-923-2300 Media Relations contact: 510-923-6500

CUBIST PHARMACEUTICALS AND CHIRON CORPORATION ANNOUNCE CUBICIN™
INTERNATIONAL COMMERCIALIZATION AGREEMENT

License Includes Rights in Western and Eastern Europe & Other Countries

Lexington, MA, and Emeryville, CA, October 3, 2003—Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) and Chiron Corporation (Nasdaq: CHIR) today announced a license agreement for the development and commercialization of Cubist's antibiotic Cubicin™ (daptomycin for injection) in Western and Eastern Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. The U.S. Food & Drug Administration recently approved CUBICIN for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria.

In exchange for development and commercialization rights, Chiron has agreed to pay Cubist up to $50 million. Chiron will pay Cubist $18 million upfront, $10 million of which will be used to purchase restricted Cubist Common Stock at a 50% premium. In addition, Chiron has agreed to pay Cubist regulatory and sales milestones and will also pay Cubist an undisclosed tiered royalty on CUBICIN sales in the territories.

"This agreement represents an important achievement in the worldwide development of CUBICIN," said Michael W. Bonney, President and Chief Executive Officer of Cubist. "We are very pleased to have found such an experienced partner, with a well established global antiinfective franchise, and one that allows us to focus on the commercialization of CUBICIN in the U.S., while at the same time, tapping into Chiron's expertise in the development of regulatory, pricing and commercialization strategies for high-value antiinfective products in Europe and the other countries. With a significant royalty structure and a large portion of the milestones in this partnership tied to regulatory and sales hurdles, we believe Cubist to be in a strong position to maximize the value of this deal."

Craig Wheeler, President of Chiron BioPharmaceuticals, commented on the partnership: "We believe this partnership to be an exciting growth opportunity for Chiron, as these regions represent significant market potential for a drug like CUBICIN. CUBICIN fits well into Chiron's portfolio of products to treat and prevent infectious disease, and allows us to further leverage our global commercial infrastructure. We look forward to working collaboratively with the Cubist team as we move forward with international regulatory filings for CUBICIN."

Chiron markets products in more than 70 countries through its three businesses: BioPharmaceuticals, Vaccines and Blood Testing. The BioPharmaceuticals business markets multiple products, including TOBI® tobramycin solution for inhalation for the treatment of Pseudomonas aeruginosa, a Gram-negative bacteria, in patients with cystic fibrosis. CUBICIN complements this well, as it is the only once-daily, rapidly bactericidal antibiotic proven effective against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA). In addition, Chiron has significant experience in the acute care market through the commercialization of its leading cancer product, Proleukin® (aldesleukin) interleukin-2.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective drugs. Cubist recently received approval from the U.S. Food & Drug Administration to market Cubicin™ (daptomycin for injection), for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria. Cubist's pipeline includes CAB-175, a next-generation parenteral cephalosporin antibiotic in Phase 1 trials, and an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic in pre-clinical development. Cubist is headquartered in Lexington, MA. For more information on Cubist, please visit www.cubist.com.

About Chiron

Chiron Corporation, headquartered in Emeryville, California, is a global pharmaceutical company that leverages a diverse business model to develop and commercialize high-value products that make a difference in people's lives. The company has a strategic focus on cancer and infectious disease. Chiron applies its advanced understanding of the biology of cancer and infectious disease to develop products from its platforms in proteins, small molecules and vaccines. The company commercializes its products through three business units: BioPharmaceuticals, Vaccines and Blood Testing. For more information about Chiron, visit the company's website at www.chiron.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist's ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist's ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist's ability to further identify, develop, and achieve commercial success for new products and technologies; (vi) Cubist's ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (vii) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (viii) Cubist's ability to protect its intellectual property and proprietary technologies; (ix) Cubist's ability to finance its operations. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Cubist's recent SEC filings.

Chiron Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding sales growth, possible new product marketing and in-licensing activities, that involve risks and uncertainties and are subject to change. A full discussion of the company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the company has filed with the SEC, including the form 10-Q for the quarter ended June 30, 2003, and the form 10-K for the year ended December 31, 2002, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company's actual performance to differ from current expectations, including the outcome of clinical trials, regulatory review and approvals, manufacturing capabilities, intellectual property protections and defenses, stock-price and interest-rate volatility, and marketing effectiveness. In particular, there can be no assurance that Chiron will increase sales of existing products, receive approval to market new products or achieve market acceptance for such new products. There can be no assurance that Chiron's in-licensing activities will fully protect it from claims of infringement by third parties.

Consistent with SEC Regulation FD, both companies do not undertake an obligation to update the forward-looking information given here today.

Cubicin is a trademark of Cubist Pharmaceuticals, Inc.
TOBI and Proleukin are registered trademarks of Chiron Corporation.

###

QuickLinks

CUBIST PHARMACEUTICALS AND CHIRON CORPORATION ANNOUNCE CUBICIN™ INTERNATIONAL COMMERCIALIZATION AGREEMENT
License Includes Rights in Western and Eastern Europe & Other Countries